SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
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PROXY STATEMENT

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FIRSTBANK CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS FIRSTBANK CORPORATION 311 Woodworth Avenue P.O. Box 1029 Alma, Michigan 48801

Dear Shareholder:

We invite you to attend the 2009 annual meeting of the shareholders of Firstbank Corporation. This year’s meeting will be held at the Heritage Center on the campus of Alma College, West Superior Street, Alma, Michigan 48801, on Monday, April 27, 2009 at 4:30 p.m. (Alma time) to consider and vote upon:

1.	The election of three directors to hold office for three year terms.

2.	To provide advisory approval of Firstbank Corporation’s executive compensation program; and

3.	Any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders of record at the close of business on March 2, 2009, will be entitled to vote at the annual meeting and any adjournment of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS, Samuel G. Stone, Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

Alma, Michigan
March 16, 2009

All shareholders are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person and if you have submitted a proxy card, it will not be necessary for you to vote in person at the meeting. However, if you attend the meeting and wish to change your proxy vote, you will be given an opportunity to do so.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders to be Held on April 27, 2009:

This proxy statement and the 2008 Annual Report to Shareholders are available for viewing, printing and downloading at www.cfpproxy.com/5235

PROXY STATEMENT

FIRSTBANK CORPORATION
311 Woodworth Avenue
P.O. Box 1029
Alma, Michigan 48801
Telephone: (989) 463-3131

ANNUAL MEETING OF SHAREHOLDERS

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Firstbank Corporation (the “Corporation”) to be voted at the annual meeting of its shareholders, to be held at the Heritage Center on the campus of Alma College, West Superior Street, Alma, Michigan 48801, on Monday, April 27, 2009, at 4:30 p.m. (Alma time), and at any adjournment of the meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 24, 2009. If you need directions to the location of the meeting or additional information about attending the meeting and voting in person, please contact Kim Campbell at 989-466-7328.

        If a proxy in the accompanying form is properly executed, duly returned, and not revoked, the shares represented by the proxy will be voted at the annual meeting of the Corporation’s shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees of the Board of Directors. The Corporation’s management does not know of any other matters to be presented at the annual meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies who will take into consideration the recommendations of the Corporation’s management.

        Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised, or by appearing at the meeting and voting in person.

        Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation’s stock. The Corporation will pay all expenses of soliciting proxies.

ELECTION OF DIRECTORS

        The Board of Directors has nominated Jeff A. Gardner, David D. Roslund, and Thomas R. Sullivan for election to the Board of Directors at the annual meeting to serve three year terms that will expire in 2012. Messrs. Gardner, Roslund and Sullivan are incumbents.

        The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

        A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted. Additional information about the director nomination process is provided in this Proxy Statement under “Corporate Governance — Director Nominations.”

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ELECTION OF ALL NOMINEES AS DIRECTORS

VOTING SECURITIES

        At the close of business on March 2, 2009, the record date for determination of the shareholders entitled to vote at the annual meeting, the Corporation had issued and outstanding 7,599,501 shares of its Common Stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.

        The Corporation is not aware of any shareholder that is the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Corporation as of March 2, 2009.

        The following table shows certain information concerning the shares of the Corporation beneficially owned by each of the Corporation’s directors and nominees for director, by the executive officers named in the summary compensation table below, and by all directors and executive officers as a group as of December 31, 2008.

	Amount and Nature of Beneficial Ownership(1)

Name of Beneficial Owner	Sole Voting and Investment Power		Shared Voting or Investment Power(2)	Total Beneficial Ownership		Percent of Class

William L. Benear	20,229	(3)(4)	0	20,229	(3)(4)	*

Thomas D. Dickinson	5,867		1,518	7,385		*

David W. Fultz	0		2,974	2,974		*

Jeff A. Gardner	53,484		25,576	79,060		1%

William E. Goggin	18,745		1,684	20,429		*

Edward B. Grant	9,259		0	9,259		*

Dale A. Peters	13,013	(4)	12,554	25,567	(4)	*

David D. Roslund	6,534		703	7,237		*

Samuel A. Smith	4,860		13,989	18,849		*

Samuel G. Stone	32,024	(3)(4)	2,945	34,969	(3)(4)	*

Thomas R. Sullivan	70,238	(3)(4)	1,107	71,345	(3)(4)	*

James E. Wheeler, II	18,255	(3)(4)	24,512	42,767	(3)(4)	*

All Directors and Executive
Officers as a Group (12 Persons)	252,508		87,562	340,070		4.47%

*Represents less than 1 percent of the outstanding shares.

(1)	The numbers of shares stated are based on information furnished by each person listed and includes shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares as to which the indicated person is legally entitled to share voting or investment power by reason of joint ownership, trust, or other contract or property right and shares held by spouses and children over whom the indicated person may have substantial influence by reason of the relationship.
(3)	Includes shares allocated to individual accounts under the 401(k).
(4)	Shares that may be acquired pursuant to stock options that are exercisable within 60 days are included in the table. The number of shares subject to such options for Mr. Benear is 11,146 shares; Mr. Peters is 11,513 shares; Mr. Stone is 268 shares; Mr. Sullivan is 14,110 shares; and Mr. Wheeler is 11,144 shares.

BOARD OF DIRECTORS

        The Articles of Incorporation of the Corporation provide that the Board of Directors will be divided into three classes, as nearly equal in number as practicable, with the term of office of one class expiring each year. The present Board of Directors consists of eight persons who are elected to the Board of Directors for terms of three years each by the Corporation’s shareholders.

        Biographical information concerning the current directors and the nominees who are nominated for election to the Board of Directors at the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over five years. With the exception of Mr. Sullivan, the Corporation’s President and Chief Executive Officer, all directors and director nominees have been determined by the Board of Directors to be independent under the NASDAQ Listing Standards.

A.	Nominees for 3-Year Terms Expiring in 2012

Jeff A. Gardner (age 56) has been a director and vice-chairman of Keystone Community Bank since 1997 and a director of the Corporation since October 2005. Mr. Gardner is President of Gardner Group, which he formed in 1980. Gardner Group provides real estate services throughout southwestern Michigan, including development, construction, management, brokerage and maintenance. Mr. Gardner is a principal in numerous real estate developments, construction projects, and a consulting company. Mr. Gardner holds the designation of Certified Property Manager (CPM).

David D. Roslund (age 68) has been a director of Firstbank – Alma since March, 1990 and of the Corporation since January, 1995. Mr. Roslund, a Certified Public Accountant, is the Administrator of Warwick Living Center, a nursing home facility located in Alma, Michigan. He also is an investor in, and manager of, several local small businesses.

Thomas R. Sullivan (age 58) became President & Chief Executive Officer of Firstbank Corporation in January, 2000. He served as President, Chief Executive Officer of Firstbank (Mt. Pleasant from December, 1991 until January, 2007. He has served as a director of Firstbank (Mt. Pleasant) since 1991. He also serves as a director of Firstbank –Alma, Firstbank – West Branch and Firstbank – Lakeview since January, 2000, Firstbank – St. Johns since June, 2000, Keystone Community Bank since October, 2005 and as a director of Firstbank – West Michigan effective July, 2007. Mr. Sullivan also served as Vice President of the Corporation from 1991 to 1996 and Executive Vice President of the Corporation from 1996 to 2000.

B.	Directors with 3-Year Terms Expiring in 2010

David W. Fultz (age 61) has been a director of Firstbank – West Branch since October, 1994 and of the Corporation since 2004. He is the owner of Fultz Insurance Agency located in St. Helen, Michigan and Kirtland Insurance Agency located in Rose City, Michigan.

William E. Goggin (age 63) has been a director of Firstbank — Alma since February, 1974 and of the Corporation since December, 1985. Mr. Goggin has served as Chairman of the Board of the Corporation since 1986 and Chairman of the Board of Firstbank — Alma since 1974. He is an attorney with the law firm Goggin Law Offices in Alma, Michigan.

C.	Directors with 3-Year Terms Expiring in 2011

Edward B. Grant (age 59) has been a director of Firstbank (Mt. Pleasant) since 1988 and of the Corporation since 1990. He has served as Chairman of the Board of Firstbank (Mt. Pleasant) since 1989. Mr. Grant is the General Manager of Public Broadcasting at Central Michigan University. Mr. Grant is a Certified Public Accountant, and holds a Ph.D. in accounting from Michigan State University.

Samuel A. Smith (age 56) has been a director of Firstbank – St. Johns since June, 2000 and of the Corporation since June, 2003. Mr. Smith is the owner of Smith Family Funeral Homes, Inc. headquartered in Elsie, Michigan.

Thomas D. Dickinson (age 50) has been a director of Firstbank – West Michigan (formerly known as Ionia County National Bank) since September, 2003 and of the Corporation since July, 2007. He is a principal in the CPA firm of Biggs, Hausserman, Thompson &Dickinson, P.C. in Saranac, Michigan. Mr. Dickinson also serves as a Managing Member of Biggs and Dickinson Financial Services, LLC and is a member of the Michigan Association of CPAs and the American Institute of CPAs.

CORPORATE GOVERNANCE

Independence of Directors and Attendance at Meetings

        The Board of Directors of the Corporation is composed of a majority of independent directors (as independence is defined in the NASDAQ Listing Standards). During the fiscal year ended December 31, 2008, the Board of Directors of the Corporation held a total of 12 regular meetings. Various committees of the Board held meetings as needed. Each director attended at least seventy-five percent (75%) of the total meetings of the Board of Directors and meetings of the committees on which they served. The Corporation also encourages all members of the Board to attend the Corporation’s annual meeting of shareholders each year. All members of the Board of Directors of the Corporation attended the Corporation’s 2008 annual meeting.

Director Nominations

        Director nominees are considered and must be approved by the directors on the Board who are independent under SEC and NASDAQ Standards. The Board searches for potential candidates that it identifies by a variety of means as deemed appropriate by the Board.

        The Board has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Board requires that each of its members will have the highest personal and professional ethics, integrity and values; will consistently exercise sound and objective business judgment; and will have a comfort with diversity in its broadest sense. In addition, it is anticipated that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a comfort with technology, a long-term and strategic perspective, and the ability to advance constructive debate. It will be important for the Board as a whole to operate in an atmosphere where the chemistry of the individuals is a key element.

        Shareholder nominations may be made directly by a shareholder, or by written notice delivered or mailed to the secretary of the Corporation not less than ten (10) nor more than fifty (50) days prior to the annual meeting. However, if a shareholder wishes the Board of Directors to consider a nomination as a part of a slate of nominees approved by the Board of Directors, the nomination process described below must be followed.

        The independent directors will consider shareholder nominations for directors submitted in accordance with the following procedure. A notice relating to the nomination must be given in writing to the Corporation not later than sixty (60) days nor more than ninety (90) days prior to the anniversary of the prior year’s annual meeting. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating shareholder and persons acting in concert with the nominating shareholder. There are no differences in the manner in which the independent directors evaluate a candidate that is recommended for nomination for membership on the Corporation’s Board by a shareholder. As of this time, the Board has not received any recommended nominations from any of the Corporation’s shareholders in connection with the Annual Meeting.

        Upon receipt of information concerning a shareholder proposed candidate, the Chair of the Board assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to fulfill by adding or replacing a director, and then develops a director profile by comparing the current state of Board characteristics with the desired state and the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Board for discussion. Similarly, if at any time the Board determines there may be a need to add or replace a director, the Chair of the Board develops a Director profile by comparing the current state of Board characteristics with the desired state. If no candidates are apparent from any source, the Board will determine the appropriate method to conduct a search. The Board has, to date, not paid any third party fee to assist in identifying and evaluating nominees.

        The Corporation has not established a nominating committee because it desires active participation of all Board members in the analysis and process of making nominations. In addition, nominations are approved by directors who are independent, ensuring the integrity of the nomination process in the same manner that establishing a nominating committee would. The Board has not adopted nomination charter provisions but it has adopted a formal written board resolution approving the procedure described above.

        In making nominations for election to the Board of Directors, the Board of Directors will consider recommendations of shareholders. Shareholders who wish to recommend nominees should submit their recommendations in writing, delivered or mailed, to the Secretary of the Corporation.

Shareholder Communication with the Corporation’s Board of Directors

        Shareholders may communicate with members of the Corporation’s Board by mail addressed to the full Board, a specific member of the Board, or to a particular committee of the Board at 311 Woodworth Avenue. Alma, Michigan 48801.

Code of Ethics

        The Corporation has adopted a Code of Ethics that applies to the Corporation’s executive officers (including the Corporation’s Chief Executive Officer and principal Financial Officer) and all of the directors. The Corporation’s Code of Ethics is available on the Corporation’s website www.firstbankmi.com under Investor Relations and can be obtained free of charge by sending a request to the Corporation’s corporate secretary at 311 Woodworth Avenue, Alma, Michigan 48801. Any changes or waivers to the Code of Ethics will be disclosed on the Corporation’s website.

Audit Committee

        The Audit Committee oversees the Corporation’s accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; appoints and approves the compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the auditors to perform the internal audit functions and services which the independent auditors are not permitted to perform; reviews the financial statements to be included in the Corporation’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Corporation’s quarterly financial statements. The Audit Committee is composed of Messrs. Dickinson, Grant, Roslund, and Smith. The Audit Committee met 8 times during the fiscal year ended December 31, 2008.

        All members of the Corporation’s Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards and as defined in Securities and Exchange Commission rules). Mr. Grant has been designated by the Board as the Audit Committee’s financial expert. Mr. Grant is independent of management, as such term is used in item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Corporation has adopted a written Audit Committee Charter which is available at the Corporation’s website www.firstbankmi.com under Investor relations.

        On March 4, 2009, the Audit Committee submitted to the Board the following report.

Audit Committee Report

        We have reviewed and discussed with management the Corporation’s audited consolidated balance sheet as of December 31, 2008 and 2007, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2008.

        We have discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation’s Form 10-K for the year ended December 31, 2008.

Respectfully submitted: Edward B. Grant, CPA, Chairman Thomas D. Dickinson, CPA, CFP David D. Roslund, CPA Samuel A. Smith

REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) or Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        The Compensation Committee is currently conducting an assessment of the Corporation’s incentive compensation plans, and will complete the risk assessment as required by the Capital Purchase Program.

Respectfully submitted, Jeff A. Gardner, Chairman David W. Fultz David D. Roslund Samuel A. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The compensation committee is comprised of outside members of the Board of Directors of the Corporation. Mr. Sullivan, the President and Chief Executive Officer of the Corporation, has served on the Board of Directors and participated in deliberations concerning compensation of other executive officers. Mr. Sullivan, however, has been excused from meetings at which decisions with respect to his own compensation have been made.

ADVISORY VOTE ON FIRSTBANK CORPORATION’S EXECUTIVE COMPENSATION

        On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”), which expanded the executive compensation requirements previously imposed by the EESA and TARP. Under these new requirements, any reporting company that has received or will receive financial assistance under TARP must permit a separate shareholder vote to approve the reporting company’s executive compensation, as disclosed in the reporting company’s Compensation Discussion and Analysis, related compensation tables, and other related material under the compensation disclosure rules of the SEC, in any proxy or consent or authorization for an annual or other meeting of its shareholders during the period in which any obligation arising from financial assistance provided under TARP remains outstanding.

        Firstbank Corporation’s Board of Directors is providing shareholders with the opportunity to cast an advisory vote on its compensation program at the 2009 Annual Meeting. As set forth in the ARRA, this vote will not be binding on, or overrule, any decisions by Firstbank Corporation’s Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of Firstbank Corporation’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Board of Directors has determined to allow shareholders to provide an advisory vote on Firstbank Corporation’s executive pay programs and policies through the following resolution:

        RESOLVED, that the shareholders approve Firstbank Corporation’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the named executive officer’s compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

        Vote Required. Approval of this proposal will require the affirmative vote of a majority of the Firstbank Corporation Common Shares represented in person or by proxy at the Annual Meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL

COMPENSATION DISCUSSION AND ANALYSIS

        The following narrative section discusses and analyzes Firstbank Corporation’s compensation policies, programs and practices for the named executive officers.

        Due to the current economic conditions, based on a recommendation by management, with agreement by the Compensation Committee and approval by the Board of Directors, base salaries of the 11 corporate officers, including the named executive officers, were frozen at their present level. With our participation in the Capital Purchase Program (CPP), the Compensation Committee is currently reviewing the required compensation standards, and will assess what changes to our compensation practices, if any, are required within the prescribed time-frames.

Restrictions on Executive Compensation Under Federal Law

        On January 30, 2009, the Corporation sold $33 million of its preferred stock and warrants to the U.S. Treasury under the Capital Purchase Program of the Troubled Asset Relief Program (“TARP”). Participants in TARP are subject to a number of limitations and restrictions on executive compensation, including certain provisions of the recently enacted American Recovery and Reinvestment Act of 2009 (“ARRA”). Under the ARRA, the Department of Treasury is required to establish standards regarding executive compensation relative to the requirements listed below. We expect that these standards will result in the clarification of some of the restrictions and conditions on executive compensation. The substance of this Compensation Discussion and Analysis is based upon the existing guidance issued by the Treasury Department as well as our current understanding of the substance of ARRA.

        As a general matter, and subject to the promulgation of the above-referenced standards, until such time that the Corporation is no longer a TARP participant, we will be subject to the following requirements, among others, for 2009:

•	Our incentive compensation program may not include incentives for our Named Executives (defined below) to take unnecessary and excessive risks that threaten the value of the Corporation;
•	The Corporation is entitled to recover any bonus, retention award, or incentive compensation paid to any of its 25 most highly compensated employees based upon statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate;
•	The Corporation is prohibited from making any golden parachute payments (as defined in the statue) to any of its 10 most highly compensated employees;
•	Our compensation program may not encourage the manipulation of reported earnings to enhance the compensation of our employees; and
•	The Corporation may not pay or accrue any bonus, retention award, or incentive compensation to any of our Named Executives, other than payments made in the form of restricted stock, subject to the further condition that any such awards may not vest while the Corporation is a participant in TARP and that any award not have a value greater than one-third of the Named Executives total annual compensation.

        The foregoing discussion is intended to provide a background and context for the information that follows regarding our existing compensation programs to those persons who served as our executive officers during 2008 and to assist in understanding the information included in the executive compensation tables included below in our proxy statement.

COMPENSATION PHILOSOPHY

        The Corporation has adopted, and operates under, a written Compensation Committee Charter which is available at the Corporation’s website www.firstbankmi.com under Investor relations. The Compensation Committee is guided by the following key principles in determining the compensation of the Bank’s senior executives:

        Total compensation opportunities must be competitive. The Committee believes that compensation should reflect the competitive marketplace, which will enable the Company to attract, retain and motivate talented executives. The total compensation package will be based on the pay opportunities of comparable financial institutions and will be targeted at levels that enable the Bank to compete with other employers. The comparable market will include specifically-identified asset-size and geographic peer groups, and other comparable financial institutions with positions of similar scope.

        Compensation must be performance based. A significant part of each executive’s compensation should be tied to financial and individual performance, in order to hold executives accountable for the business results of their areas of responsibility, and to encourage and reflect individual contributions to the Bank’s performance in achieving company goals.

        Compensation should be aligned with stockholder interests. We believe that aligning the compensation of bank executives with the interests of stockholders encourages them to focus on shareholder returns. To this end the compensation package should include reward opportunities that reflect the returns to our shareholders, which will provide motivation for enhancing shareholder value.

        We use a variety of compensation elements to achieve our compensation philosophy and goals, including:

•	Base salaries which are designed to provide executives with a reasonable current income that is sufficiently competitive to enable attraction and retention of leaders in the Bank.
•	Annual cash incentives which are used to motivate, recognize and reward the achievement of operational, financial and/or strategic goals.
•	Long-term incentives are provided for the dual purpose of: 1) aligning executives’ interests with stockholders’ long-term interests; and 2) enhancing the benefit to those executives that remain with the bank for extended periods.

        The primary components of compensation at Firstbank Corporation are as follows:

        Base Salary. The goal of establishing fair and competitive base salaries for the named executive officers is to attract and retain top talent. Firstbank Corporation believes that our people make a difference in how successful we are as an organization. The ranges for the base salaries for the named executive officers have been determined using several methods. First, Firstbank Corporation purchases and reviews salary data that compares our salary ranges to our geographic market, and to other banks of our size, to assess whether our salaries are competitive. Secondly, the board of directors engaged outside independent consultants during both 2001 and 2004 to assure that the salaries and salary ranges were reasonable and competitive within the industry. Thirdly, in 2006 the Compensation Committee retained Rahmberg Stover and Associates of Birmingham, Michigan to analyze the total cash compensation of the named executives, including an assessment of the competitiveness of the base salaries and the salary ranges.

        It has been the practice of the company to establish the salaries at or near the mid-point of the range taking into consideration overall individual performance level, an individual’s time and experience in the position, and market forces within the various communities in which we operate. We believe that our named executives’ base salaries are competitive; however, based upon the work completed in 2007 and 2008 by Rahmberg Stover, the ranges, and some individual base salaries, were adjusted to be more comparable with the market. The compensation committee is continuing to work closely with Rahmberg Stover in the updating and establishment of salary ranges for our executives. At the end of 2008, the base salaries of the 11 corporate officers were frozen at their present levels.

        Annual Short Term Incentive Compensation. Annual short term incentive compensation is the second component of total cash compensation and is also used to attract and retain top talent. In early 2007, based upon the work done by Rahmberg Stover, the Compensation Committee recommended, and the board of directors approved, the Firstbank Corporation Management Incentive Compensation Plan for the corporation’s officers, which include the named executives, for 2008. The named executives will no longer have compensation listed under the Bonus column in the Summary Compensation table. The payments that were previously classified as bonuses, now being paid under the new Management Incentive plan will be reported under the Non-Equity Incentive Plan compensation column in the Summary Compensation Table and further explained in the Grants of Plan-Based Award table.

        The amounts an individual can earn are highlighted in the Grants of Plan-Based Award table. The Management Incentive Plan is purely performance based, and includes an earnings hurdle that must be achieved to activate the plan. If the earnings hurdle is exceeded, the incentive potential can range from 10 – 65% of the individual’s base salary, calculated by measuring the level of performance achieved. The amounts that can be earned are based on different levels of performance: “threshold” – is the minimum level of performance; “target” – is the planned level of performance; and, “maximum” – is the highest level of performance. In 2008 the company’s earnings hurdle was not achieved, therefore the plan was not activated and the corporate officers, including the named executives, did not receive any incentive compensation that was previously termed “bonus”.

        The objective of the Management Incentive Plan is to reward high levels of performance by the corporation and/or the individual units for which the named executives have responsibility, and secondly, to assure that the executive’s total cash compensation is appropriate considering the company’s performance relative to other Michigan banking companies. The annual amount that could be awarded is tied to several performance factors, including the corporation’s financial performance and the performance of the business unit that is the executive’s area of responsibility. The Management Incentive Plan is designed to reward high levels of performance that have had a positive impact to the corporation within that year – again relating to the performance of the named executive. Since this is not a guaranteed amount and can increase or decrease as the performance levels increase or decrease, the executive puts the short term incentive compensation amount at risk the same way our shareholders have put their investment in our company at risk.

        The Management Incentive Plan fits within the company’s compensation objectives by achieving an overall competitive compensation package that is geared to performance. This component of compensation will only be paid when the financial performance of the company exceeds a pre-set, minimally acceptable level, as determined by the board of directors. No payments were made under this plan for the years 2007 or 2008 due to the failure to achieve the earnings threshold.

        The U.S. Department of the Treasure is required by the ARRA to adopt rules to implement “compensation standards” for TARP CPP participants including a prohibition on bonuses and incentives other than restricted stock. As a result, it is likely that these new legislative and regulatory restrictions will preclude any payment of annual short term cash incentive compensation or other short-term incentives to the named executive officers, until the Company is no longer a TARP participant.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Comp ($)	Change in Pension Value and NQ Deferred Comp Earnings ($)	All Other Compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)	(h)(2)	(i)(3)	(j)

Thomas R. Sullivan	2008	$278,915	$0	$2,000	$10,577	$0	$0	$16,001	$307,493
President & Chief	2007	$260,000	$0	$0	$6,970	$0	$0	$14,837	$281,807
Executive Officer	2006	$250,000	$61,818	$0	$6,620	$0	$0	$16,404	$334,842

Samuel G. Stone	2008	$190,000	$0	$0	$8,051	$0	$0	$20,714	$218,765
EVP & Chief Financial	2007	$184,000	$0	$0	$6,903	$0	$0	$23,122	$214,025
Officer	2006	$177,500	$40,121	$0	$5,516	$0	$0	$18,889	$242,026

Dale A. Peters	2008	$153,954	$0	$1,500	$7,234	$0	$0	$19,968	$182,656
Vice President	2007	$142,000	$0	$0	$6,790	$0	$0	$17,240	$166,030
	2006	$137,000	$23,501	$0	$5,516	$0	$0	$16,525	$182,542

William L. Benear	2008	$151,939	$0	$1,000	$7,234	$0	$0	$21,757	$181,929
Vice President

James E. Wheeler, II	2008	$157,969	$0	$1,100	$7,234	$0	$0	$10,112	$176,415
Vice President	2007	$148,000	$0	$0	$6,790	$0	$0	$11,058	$165,848
	2006	$143,000	$26,858	$0	$5,516	$0	$0	$11,355	$186,729

James D. Fast	2008	$121,584	$0	$0	$1,722	$0	$0	$363,632	$486,938
Vice President

(1)	Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year indicated, in accordance with FAS123(R) and may include amounts from awards granted in prior years. Assumptions used in the calculation of these amounts are included in Note 15 to the Corporation’s audited financial statements for the year ended December 31, 2008.
(2)	The Firstbank Corporation Non-Qualified Deferred Compensation plan does not guarantee any income stream at retirement/termination. Each participant recommends the investment of their account balances in a similar line up of funds as the company’s 401(k) plan. There are no above market earnings as each participant bears the investment risk and return of the various securities they have recommended.
(3)	All other compensation includes; 401(k) match, group term life insurance earnings, fringe benefits, perquisites, restricted stock cash dividends, and “opt-out” earnings for employees who decline the company’s group health insurance. Mr. Fast received a cash payment of $350,000, less required withholdings, in January, 2008 as required pursuant to his employment agreement entered into prior to the 2007 acquisition of ICNB Financial Corporation. In connection with that employment agreement, Mr. Fast had agreed to give up certain rights to compensation under an earlier agreement. Mr. Fast retired effective August 31st, 2008.

        Stock Option Grants. Shareholders of Firstbank Corporation approved the establishment of a stock option program in 1993, which was supplemented in 1997, and again in 2006. In last year’s Compensation Discussion and Analysis, management reported that the practice of broad distribution to all full-time employees was not achieving its desired result and that we would evaluate the program. Prior to this evaluation, the company had granted stock options to all full time benefit eligible employees. The objective of this plan was to link employees’ compensation to the long term performance of the company, with the intent of motivating employees to focus on our overall long term results and return on shareholders investment. The number of options granted was established based upon the employees’ position and job function within the company. Most employees received an award of 50 shares under option, which fully vested after 12 months. Management and salaried personnel received larger option awards, ranging from 100 to 1,500 shares that vested over 5 years. All grants expired at the end of 10 years.

        The rationale for having broad distribution of options was to assist all full-time, benefit eligible employees to become shareholders of the company. It was believed that this would instill the employees with the shareholders’ view of the company as a long term investment rather than focusing on short-term actions. However, after review of the program, and based upon the fact that most employees sold their shares immediately after the exercise of an option, it was determined that this program was not achieving the desired result.

        The Compensation Committee, with the assistance of and information provided by Rahmberg Stover and Associates, recommended that the board of directors discontinue the practice of providing stock options to all full-time benefit eligible employees. The board of directors approved this recommendation in 2007, reallocating the shares to key management personnel throughout the company who have the ability to impact the company’s earnings and growth goals. The named executives have received awards ranging from 3,075 to 7,000 shares in 2008. In total, the named executives’ 2008 option awards represented 32% of the total shares awarded.

        The board of directors approves the amount and terms of each stock option grant. The company’s practice is to award the options and set the option price at the closing price on the date of the board meeting in which the options are approved. Firstbank Corporation has never back-dated options, has never granted options at a price lower than the value on the date of the grant, and has not provided special treatment or favorable pricing to any employee including the named executives.

        Restricted Stock Grants. Firstbank Corporation has restricted stock available to grant under the same shareholder approved plan that allows stock option grants. Restricted stock has been primarily used as an executive recruitment tool, and secondarily to address individual compensation or performance issues. Normally, restricted stock awards vest over a five year period, vest upon achievement of certain predetermined goals, or vest upon some combination of time and achievement. The largest grant that has been awarded is 2,000 shares. Grants of restricted stock provide executives with an ownership stake in the company, focusing them on shareholder return.

        401(k) Savings Plan. The Firstbank Corporation 401(k) Savings Plan is a defined contribution plan, which complies with the requirements of the Internal Revenue Service and allows a variety of investment options, including Firstbank Corporation stock. During 2007, it was recommended by the Compensation Committee, and approved by the board of directors, to change the 401(k) plan to a qualified Safe Harbor 401(k) Plan. Firstbank contributes a company “match” that encourages all of our employees to save for their retirement, including the named executive officers. The amount of the Safe Harbor Match is formula driven at 100% of the first 3% contributed by the employee, and 60% on the next 2% contributed by the employee, for a total of 4.2% of compensation, assuming the employee contributes 5% of their compensation. The Safe Harbor match is immediately vested to the employee.

        The 401(k) Savings Plan is the only company sponsored retirement vehicle for our named executive officers. The compensation committee continues working with Rahmberg Stover to maintain the competitiveness of the company’s retirement benefits as part of the overall compensation plan.

        Perquisites. Each of the named executives has business development responsibilities and is required to travel from time to time in the normal performance of their duties.

        To facilitate the conduct of the company’s business in an appropriate environment, and for entertainment of existing and potential customers, the company maintains memberships in a variety of clubs and organizations. Each of the named executives is provided membership in one or more civic and social organizations or clubs. The executive is responsible for maintaining records of the personal use of such clubs, and personal use is reported as compensation.

        Company owned automobiles are made available for the use of each of the named executives, and each executive is responsible to record the level of business and personal use of the vehicle assigned. Personal use of the automobile is reported as compensation to the executive in accordance with IRS regulations.

        Firstbank Corporation maintains a modest level of perquisites for executives, and the amounts reported as perquisites consist primarily of personal use of automobiles and clubs.

Grants of Plan-Based Award Table

Name	Grant Date	Extimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan			All Other Stock Awards (#)	All Other Options Awards # of Securities Underlying Options (#)	Exercise or Base Price of Option Award ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold ($)	Target ($)	Maxi- mum ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(2)	(j)(3)	(k)	(l)(4)

Thomas R. Sullivan	1/28/2008	$43,500	$116,000	$188,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	7/28/2008	n/a	n/a	n/a	n/a	n/a	n/a	2,000	n/a	n/a	$24,000
	11/24/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	7,000	$7.80	$2,702

Samuel G. Stone	1/28/2008	$19,000	$57,000	$104,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	11/24/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	4,500	$7.80	$1,737

Dale A. Peters	1/28/2008	$16,000	$48,000	$88,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	7/28/2008	n/a	n/a	n/a	n/a	n/a	n/a	1,500	n/a	n/a	$18,000
	11/24/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	3,075	$7.80	$1,187

William L. Benear	1/28/2008	$16,000	$48,000	$88,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	7/28/2008	n/a	n/a	n/a	n/a	n/a	n/a	1,000	n/a	n/a	$12,000
	11/24/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	3,075	$7.80	$1,187

James E. Wheeler II	1/28/2008	$16,200	$48,600	$89,100	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	7/28/2008	n/a	n/a	n/a	n/a	n/a	n/a	1,100	n/a	n/a	$13,200
	11/24/2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	3,075	$7.80	$1,187

James D. Fast	1/28/2008	$15,375	$46,125	$84,563	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)	The 1/28/2008 grant date refers to the date the Compensation Committee recommended, and the Board of Directors approved the Management Incentive Plan’s threshold, target and maximum performance levels.
(2)	The restricted stock awards have a 5 year vesting schedule, with 20% of the award vesting each anniversary date.
(3)	The stock option awards are 10 year grants, a 5 year vesting schedule with 20% of the award vesting each anniversary date.
(4)	The grant date fair value was computed in accordance with FAS123(R).

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards

Name	# Securities Unexercised Options (#) Exercisable	# Securities Unexercised Options (#) Unexercisable	Equity Award # of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	# of Shares of Stock that Have not Vested (#)	Market Value of Shares that have not vested ($)	Equity Awards: # of Unearned Share that have not vested (#)	Equity Awards: Market Value
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)(2)	(h)(3)	(i)	(j)

	1,846.82	0.00	0	15.39	12/01/2009
	2,110.65	0.00	0	14.21	11/27/2010
	2,010.14	0.00	0	13.51	11/30/2011
	1,914.32	0.00	0	19.19	11/25/2012
	1,823.26	0.00	0	26.17	11/24/2013
Thomas R. Sullivan	1,736.44	347.44	0	24.46	11/22/2014	2,000	$16,120	n/a	n/a
	1,653.75	661.75	0	22.86	11/28/2015
	1,575.00	945.00	0	22.00	11/27/2016
	7,000.00	5,600.00	0	16.00	12/03/2017
	7,000.00	7,000.00	0	7.80	11/24/2018

	14,071.00	0.00	0	14.21	11/27/2010
	1,675.12	0.00	0	13.51	11/30/2011
	1,595.35	0.00	0	19.19	11/25/2012
	1,519.38	0.00	0	26.17	11/24/2013
Samuel G. Stone	1,447.03	290.03	0	24.46	11/22/2014	n/a	n/a	n/a	n/a
	1,378.13	552.13	0	22.86	11/28/2015
	1,312.50	787.50	0	22.00	11/27/2016
	4,500.00	3,600.00	0	16.00	12/03/2017
	4,500.00	4,500.00	0	7.80	11/24/2018

	1,846.82	0.00	0	15.39	12/01/2009
	1,758.88	0.00	0	14.21	11/27/2010
	1,675.12	0.00	0	13.51	11/30/2011
	1,595.35	0.00	0	19.19	11/25/2012
Dale A. Peters	1,519.38	0.00	0	26.17	11/24/2013	1,500	$12,090	n/a	n/a
	1,447.03	290.03	0	24.46	11/22/2014
	1,378.13	552.13	0	22.86	11/28/2015
	1,312.50	787.50	0	22.00	11/27/2016
	3,075.00	2,460.00	0	16.00	12/03/2017
	3,075.00	3,075.00	0	7.80	11/24/2018

	1,477.46	0.00	0	15.39	12/01/2009
	1,758.88	0.00	0	14.21	11/27/2010
	1,675.12	0.00	0	13.51	11/30/2011
	1,595.35	0.00	0	19.19	11/25/2012
	1,519.38	0.00	0	26.17	11/24/2013
William L. Benear	1,447.03	290.03	0	24.46	11/22/2014	1,000	$8,060	n/a	n/a
	1,378.13	552.13	0	22.86	11/28/2015
	1,312.50	787.50	0	22.00	11/27/2016
	3,075.00	2,460.00	0	16.00	12/03/2017
	3,075.00	3,075.00	0	7.80	11/24/2018

	1,477.46	0.00	0	15.39	12/01/2009
	1,758.88	0.00	0	14.21	11/27/2010
	1,675.12	0.00	0	13.51	11/30/2011
	1,595.35	0.00	0	19.19	11/25/2012
James E. Wheeler, II	1,519.38	0.00	0	26.17	11/24/2013	1,100	$8,866	n/a	n/a
	1,447.03	290.03	0	24.46	11/22/2014
	1,378.13	552.13	0	22.86	11/28/2015
	1,312.50	787.50	0	22.00	11/27/2016
	3,075.00	2,460.00	0	16.00	12/03/2017
	3,075.00	3,075.00	0	7.80	11/24/2018

James D. Fast	0	0	0	n/a	n/a	n/a	n/a	n/a	n/a

(1)	The stock option awards are 10 year grants, a 5 year vesting schedule with 20% of the award vesting each anniversary date.
(2)	The restricted stock awards have a 5 year vesting schedule, with 20% of the award vesting each anniversary date.
(3)	Market value based on stock price on 12/31/2008.

Option Exercises and Stock Vested

        No options were exercised in 2008 and no restricted stock awards vested in 2008.

        Deferred Compensation Plan. Firstbank Corporation provided a Non-Qualified Deferred Compensation plan for senior executives and directors, including the named officers, from 1992 until 2004. The plan was funded exclusively by the directors and officers from their fees and salaries, respectively, and the company has made no assurance of future value. The only expense to the company was equal to the contribution that the executive would have received in the company’s 401(k) plan had the executive not deferred income into the deferred compensation plan. The plan was discontinued on December 31, 2004, and no additional contributions are allowed.

        Contributions for Mr. Fast were made to the ICNB Non-Qualified Deferred Compensation Plan in 2008. These contributions were made solely from his compensation. Mr. Fast was the only participant of the plan and due to his retirement, there will not be any further employee contributions.

        Both plans were designed to allow the participants to more effectively manage their income tax liability, and were intended to be neutral to the company’s expense. It provided an opportunity for executives and directors to defer the receipt of income until after they separated from service to the company, a time at which the individual assumes the income will receive more favorable income tax treatment than if the income were taken at present.

        As noted below, the amounts shown for aggregate earnings in the Non-Qualified Deferred Compensation Plan table represent the actual earnings achieved on the funds deferred by the named executives. The company reports this amount as income from the investment of those funds, and records an equal amount of expense for the increased liability to the executive, the net effect of which is neutral to company earnings.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year End ($)	Registrant Contributions in Last Fiscal Year End ($)	Aggregate Earnings in Last Fiscal Year End ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

(a)	(b)	(c)	(d)(1)	(e)(2)	(f)

Thomas R. Sullivan	$0	$0	$20,260	$0	$1,187,551

Samuel G. Stone	$0	$0	($11,288)	$0	$21,807

Dale A. Peters	$0	$0	$430	$0	$9,472

William L. Benear	$0	$0	($56,655)	$0	$75,724

James E. Wheeler, II	$0	$0	($279,253)	$0	$563,404

James D. Fast	$99,337	$0	($16,357)	$199,159	$203,347

(1)	Reflects the increase in market value and distribution of earnings made with respect to the various securities recommended by the participant.
(2)	Mr. Fast received a cash payment of $199,159, less required withholdings, in January, 2008 as required pursuant to the termination of the ICNB Directors Deferred Compensation Plan as agreed to in the 2007 acquisition of ICNB Financial Corporation. The contributions, earnings and aggregate balance are all in connection with the ICNB Non-Qualified Deferred Compensation Plan.

        Potential Payments Upon Termination or Change of Control. The company has entered into Continuity Agreements with each of the named executive officers. These agreements provide the individual a severance benefit only if a “change of control” event occurs during the time the agreement remains in effect. If a “change of control” occurs and the executive’s employment is either involuntary terminated or diminished in terms of responsibility, scope or compensation, then the affected named executive is entitled to 1.5 times their annual salary and incentive compensation, plus continued health benefits for two years.

        The U.S. Department of the Treasure is required by the ARRA to adopt rules to implement “compensation standards” for TARP CPP participants including a prohibition on severance payments. As a result, it is likely that these new legislative and regulatory restrictions will preclude any payment in connection with the severance of a named executive officer, until the Company is no longer a TARP participant.

        The severance benefits that would be paid to the named executive officers, assuming an event that triggered the payments as of December 31, 2008, would be as follows:

Name	Base ($)	Non-Equity Incentive Compensation ($) (1)	Insurance Continuation ($) (2)	Total Payments ($)

Thomas R. Sullivan	$418,373	$0	$12,000	$430,373

Samuel G. Stone	$285,000	$0	$12,000	$297,000

Dale A. Peters	$230,931	$0	$12,000	$242,931

William L. Benear	$227,909	$0	$12,000	$239,909

James E. Wheeler, II	$236,954	$0	$12,000	$248,954

James D. Fast	n/a	n/a	n/a	Retired eff. 8/31/2008

(1)	Reflects the 2008 Non-Equity Incentive payment of $0. Non-Equity Incentive payments may be greater in future years.
(2)	Estimated based on current premium expenditures.

        In exchange for the right to the severance benefits, Firstbank’s continuity agreements contain a non-competition clause that limits the executive’s work related activities if they are no longer employed by Firstbank Corporation. The non-competition clause is an important piece of the continuity agreement due to the confidential and privileged nature of the information that each executive has regarding Firstbank Corporation. The non-competition clause is effective upon execution of the agreement, and is enforceable regardless of whether a “change of control” occurs.

        The severance benefit formula is the same for each of the named executives, regardless of position. The salary and benefit continuation payments are guaranteed to the individual if the continuity agreement, i.e., a “change of control”, is triggered 6 months before or 2 years after the date of the change in control event. The non-competition clause covers a geographical area within 25 miles of any of our bank’s main offices and is for a period of 2 years from the date of termination, except for Mr. Schlueter which is for a 1 year period following termination.

        Director Compensation. All of the directors of Firstbank Corporation are also directors of one or more of the subsidiary banks within the holding company. As a result, directors receive compensation for their duties at both the holding company and bank level. Mr. Sullivan does not receive director fees. Outside directors of the Corporation and of the subsidiary banks have the option of receiving fees in cash or to purchase Firstbank Corporation common stock, except when the fee is noted as being paid in shares of common stock.

        Firstbank Corporation purchases compensation data that compares our level of director compensation to other banking companies in our geographic market, and to other banking companies of our size and structure. A portion of the engagement of Rahmberg Stover also assists us with ensuring that our directors are paid on a competitive basis.

        Firstbank Corporation and affiliate banks pay the outside directors as follows:

Corporate Board of Directors	Annual Retainer		Meeting Fee per Meeting Attended

	FBMI Stock	Cash	Cash

Chairman of the Board	500 shares	$3,000

Chairman of the Audit Committee	400 shares	$3,000

Chairman of the Compensation Committee	400 shares	$3,000

All Other Independent Board Members	400 shares

Regular Board Meeting Attended			$700

Teleconference Meeting Attended			$250

Full Day Special Meeting Attended			$1,250

Half Day Special Meeting Attended			$1,000

Committee Meeting Attended			$250

Affiliate Bank Board of Directors (includes all affiliate banks unless otherwise noted*)	Annual Retainer		Meeting Fee per Meeting Attended

	FBMI Stock	Cash	Cash

Vice-Chairman of the Board (if applicable)	150 shares

All Other Independent Board Members	100 shares

Regular Board Meeting Attended			$450

*Keystone Community Bank Regular Board Meeting
Attended			$600

Full Day Special Meeting Attended			$900

Half Day Special Meeting Attended			$600

Executive Committee Meeting Attended			$200

Committee Meeting Attended			$100

*Chairman of the Keystone Community Bank Audit Committee
Meeting Attended			$300

*Keystone Community Bank Committee Meeting
Attended			$150

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and NQ Deferred Comp Earnings ($)	All Other Compen- sation ($)	Total ($)

(a)	(b)(1)	(c)(2)	(d)	(e)	(f)(3)	(g)(4)	(h)

William Goggin	$18,300	$8,960	$0	$0	$0	$0	$27,260
Chairman

Duane Carr	$14,900	$6,395	$0	$0	$0	$0	$21,295
Director

Thomas Dickinson	$17,350	$6,395	$0	$0	$0	$49,586	$73,331
Director

David Fultz	$15,150	$6,400	$0	$0	$0	$0	$21,550
Director

Jeff Gardner	$20,150	$6,467	$0	$0	$0	$0	$26,617
Director and Compensation Chair

Edward Grant	$22,250	$7,670	$0	$0	$0	$0	$29,920
Director and Audit Chair

David Roslund	$17,800	$6,400	$0	$0	$0	$0	$24,200
Director

Samuel Smith	$17,600	$6,400	$0	$0	$0	$0	$24,000
Director

Thomas R. Sullivan	$0	$0	$0	$0	$0	$0	$0
Director

(1)	Compensation includes earnings for both the corporate board and bank board fees, as well as any committees the director serves on.
(2)	Represents shares provided as retainers for both corporate and bank board services, which are unrestricted shares of common stock valued at the market price on the grant date.
(3)	The Firstbank Corporation deferred compensation plan does not guarantee any income stream at retirement/termination. Each participant recommends the investment of their account balances in a similar line up of funds as the company’s 401(k) plan. There are no above market earnings as each participant bears the investment risk and return of the various securities they have recommended.
(4)	Mr. Dickinson received a cash payment of $49,586, in January, 2008 as required pursuant to the termination of the ICNB Directors Deferred Compensation Plan as agreed to in the 2007 acquisition of ICNB Financial Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Exchange Act requires the Corporation’s directors, officers and persons who own more than 10% of the Corporation’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). SEC regulations require such reporting persons to furnish the Corporation with copies of all such reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Corporation believes that from January 1, 2008 through December 31, 2008, its directors, officers and greater than 10% shareholders complied with all applicable filing requirements, except that Messrs. Benear, Brown, Miller, Ouellette, Peters, Rice, Schleuter, Stone, Sullivan, Wheeler and Williams each filed one late report with respect to stock options granted November 24, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Directors and officers of the Corporation and their associates were customers of, and had transactions with, the Corporation’s subsidiary banks in the ordinary course of business between January 1, 2008 and December 31, 2008. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. All loans to directors, officers and their associates were current as of December 31, 2008.

        The Corporation and its subsidiary banks are subject to Federal Reserve Board Regulation O which governs extensions of credit by the Corporation’s banks to any executive officer, director or principal shareholder of the Corporation or its banks. We have established processes for reviewing and approving related party transactions. Related party transactions are approved by the Board of Directors of the appropriate entity and the related person does not participate in the deliberations or vote respecting approval or ratification of the related party transaction. We disclose related party transactions in our proxy statement to the extent required by the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The financial statements of the Corporation for the year ended December 31, 2008, have been examined by Plante & Moran, PLLC, certified public accountants, as independent auditors of the Corporation for the 2008 fiscal year. A representative of Plante & Moran, PLLC will be at the annual meeting of shareholders and will have an opportunity to make a statement and be available to answer appropriate questions.

        Audit Fees. The following table shows the fees for professional services of Plante & Moran, PLLC, for audit and other services they provided to Firstbank for 2008 and 2007:

	2008	2007

Audit Fees (1)	$217,487	$221,300
Audit-Related Fees (2)	14,150	4,000
Tax Fees (3)	28,925	54,100
All Other Fees (4)	10,000	10,000

(1)	Includes the aggregate fees billed for professional services rendered by Plante & Moran, PLLC for the audit of Firstbank’s annual financial statements, and review of financial statements included in Firstbank’s quarterly reports on Form 10-Q. Included in 2008 and 2007 audit fees, are aggregate fees billed for the audit of the Corporation’s Sarbanes/Oxley section 404 compliance for internal controls.
(2)	Principally review of purchase price allocation for the ICNB merger in 2007.
(3)	Principally tax compliance services (including U.S. federal and state tax returns), review of quarterly tax computations and consultations regarding various tax strategies.
(4)	All Other Fees are charges associated with review of SEC documents and computations related to consultation regarding the audit of FBMI Risk Management Services, Inc., and acquisition document review (2007 only).

        The Audit Committee’s policy is to pre-approve all audit services and non-audit services that are to be performed for Firstbank by its independent auditors. Under the Audit Committee’s policy, authority to pre-approve permitted services has been delegated to the Audit Committee chairman who can act alone for circumstances when pre-approval is not obtained from the full Audit Committee. Any pre-approval by the delegated authority is required to be reported to the Audit Committee at its next meeting. For 2008 and 2007, all of the services described in the table above were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the 2010 annual meeting must be received by the Corporation for inclusion in its proxy statement and form of proxy relating to that meeting by November 7, 2009. Shareholder proposals should be made in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and should be addressed to Samuel G. Stone, Secretary, Firstbank Corporation, 311 Woodworth Avenue, Alma, Michigan 48801. Proxies to be solicited by the Corporation to vote at the annual meeting of shareholders to be held in 2009 may confer discretionary authority on the persons named as proxies to vote on any matter if the Corporation does not have notice of the matter by February 1, 2009.

MISCELLANEOUS

        We will furnish to any shareholder (without charge) a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission, except for exhibits, upon written or oral request to Firstbank Corporation, Attention: Samuel G. Stone, Secretary, 311 Woodworth Avenue, Alma, Michigan, 48801; telephone: 989-466-7328.

        The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote thereon according to their best judgment and interest of the company. No other shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

REVOCABLE PROXY
FIRSTBANK CORPORATION

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting of Shareholders
On April 27, 2009

The undersigned, a shareholder of FIRSTBANK CORPORATION, hereby appoints THOMAS R. SULLIVAN and SAMUEL G. STONE as proxies, each with full power to act without the other and to appoint his substitute and hereby authorizes them to represent and vote as designated hereon, all shares of Firstbank Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Firstbank Corporation to be held April 27, 2009 and at any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.      Date _____________, 2009

__________________________________________________________________________________
Shareholder sign above    Co-holder (if any) sign above

1.	IN THE ELECTION OF DIRECTORS (except as marked to the contrary below):	For [ ]	Withhold [ ]	For All Except [ ]

        Jeff A. Gardner
        David D. Roslund
        Thomas R. Sullivan

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

_________________________________

2.	To provide advisory approval of Firstbank's executive compensation program.	For [ ]	Against [ ]	Abstain [ ]

3.	Upon all matters which may properly come before the meeting, including matters incident to the conduct of the meeting or any adjournments thereof.	For [ ]	Against [ ]	Abstain [ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE BELOW SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ADVISORY APPROVAL OF FIRSTBANK'S EXECUTIVE COMPENSATION PROGRAM, AND IN THE PROXIES’ DISCRETION ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

Detach above card, sign, date and mail in postage paid envelope provided.

FIRSTBANK CORPORATION

PLEASE MARK/SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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